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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                   Date of Report (Date of earliest reported)

                                 April 3, 2000
                      ___________________________________

                           Virtual Communities, Inc.
      ____________________________________________________________________
             (Exact name of registrant as specified in its chapter)

                                    Delaware
                           _________________________
                 (State or other jurisdiction of incorporation)

                                    01-12637
                           _________________________
                            (Commission File Number)

                                   95-4491750
                              ___________________
                       (IRS Employer Identification No.)

                               589 Eighth Avenue
                            New York, New York 10018
                         _____________________________
                    (Address of principal executive offices)

                                     10018
                         ______________________________
                                   (Zip Code)

                                 (212) 931 8600
                               _________________

              (Registrant's telephone number, including area code)

           __________________________________________________________
         (Former name or former address, if changed since last report)
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Item 5. Other Events

Company Financing

     On April 6, 2000, Virtual Communities Inc. (the "Company" and "VCIX") and Intercoastal Financial Services Corp ("Intercoastal"), a California based NASD member firm, announced the completion of a financing package for VCIX.

     Pursuant to a Common Stock and Warrants Purchase Agreement entered into by the parties as of April 3, 2000, VCIX sold 517,800 shares of its Common Stock for proceeds of $3,000,000 to four institutional investors. The investors are Magellan International, Ltd., Aspen International Ltd., Acqua Wellington Value Fund Ltd. and Cuttyhunk Fund Limited. VCIX also issued the investors a four-month warrant exercisable for an aggregate 500,000 shares of Common Stock at $14.875 per share and a three-year warrant exercisable for 129,450 shares at $7.4375 per share.

     In consideration for its efforts in arranging the financing, the Company issued to Intercoastal a one-year, callable warrant exercisable for two million shares of Common Stock at purchase prices between $18 and $29 per
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share, depending upon the date of exercise. VCIX may call a portion of the warrant up to one million shares at any time following the effectiveness of a registration statement filed with the Securities and Exchange Commission with respect to the first one million shares and the remaining portion of the warrant any time 90 days after the effectiveness of such registration statement at a call price of 93% of the average price of the Company's Common Stock for the five day period following the call notice. The Company may also redeem the callable warrant and the investors' three year warrant at $.75 per share underlying the warrant which price decreases to $.50 per share underlying the warrant after three months and thereafter by $.05 per month to a minimum of $.25.

     The Company will pay Josephthal & Company, members of the New York Stock Exchange who served as VCIX's investment bankers, a commission equal to 7% of the amount raised and warrants representing 7% of the number of shares issued to the investors, at an exercise price of $5.80 per share.

     Certain statements in this Form 8-K regarding the Company's expectations, estimates, present view of circumstances or events, and statements containing words
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such as estimates, anticipates, intends, and expects, or words of similar import, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements indicate uncertainty and the Company can give no assurance with regard to actual outcomes. Specific risk factors may include, without limitation, the Company's inability to meet the terms and conditions necessary to call and obtain the proceeds from the adjustable warrants issued by the Company which are discussed above, volatility of stock market conditions and the Company's stock price which may make it economically unfeasible to call the adjustable warrants and as a result the Company may under certain circumstances not receive proceeds from the call of the adjustable warrants. Additional risk factors include, without limitation, uncertainty of the continuation of working relationships with strategic business partners, possible downturns in business conditions; increased competition; loss of significant customers; availability of qualified personnel, adequate capital financing and timely deployment of Company resources.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VIRTUAL COMMUNITIES, INC.


Date:      April 6, 2000                By:    /s/ Avi Moskowitz
         -----------------                  ----------------------
                                                Avi Moskowitz,
                                             President and Chief
                                              Executive Officer